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                                                                   Exhibit 10.17


                                AMENDMENT No. 13

                                       to

                       AMETEK RETIREMENT AND SAVINGS PLAN



            WHEREAS, there was adopted and made effective as of October 1, 1984, the AMETEK Retirement and Savings Plan (the "Plan"); and

            WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

            WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

            WHEREAS, AMETEK now desires to amend the Plan to decrease the minimum age for eligibility from 21 to 18 and to provide for immediate 100% vesting of Employer Matching Contribution:

            NOW, THEREFORE, the Plan is hereby amended as follows:

            FIRST: Section 2.2(a) of the Plan to read in its entirety as follows:

                        "a. Participant. Any other Employee, who is not an
            ineligible employee as described in Section 2.3(a), shall become a Participant in the Plan as of the Entry Date which follows his date of hire by at least thirty-one (31) days and is on or after the date on which he first attains age 18, provided he signifies his acceptance of the Plan in accordance with Section 2.5. Any Employee who is an ineligible employee as described in Section 2.3(a), but who on or after January 1, 1997 becomes an eligible employee and meets the requirements of the previous sentence, shall become a Participant on the next Entry Date which is at least thirty-one (31) days from his most recent date of hire. An Employee shall remain a Participant as long as he continues to meet the requirements of this
            Section 2.2(a)."
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            SECOND: Section 4.4.(d) of the Plan is amended by making a change to the second sentence to read in its entirety as follows:

                        "(d) Special Participant Rule. For purposes of
            Subsection (a), (b) and (c), the term "Participants" includes Employees eligible to participate in the Plan in accordance with
            Article II whether or not they elected to participate in the Plan or make a Deferral Election. For Plan Years commencing on and after January 1, 2001, "Participants" shall not include Employees who are non-Highly Compensated Employees and who have not attained age 18 and who have completed less than 1 Year of Service before the last day of the Plan Year."

            THIRD: Section 4.6 of the Plan is amended by making a change to the second sentence to read in its entirety as follows:

                        "Non-Forfeitability of Certain Accounts. A Participant's
            rights to his Deferral Election Account, his Matching Contribution Account, and his Rollover Contribution Account, if any, shall, at all times, be 100% nonforfeitable. The forfeitability of a Participant's rights to his Retirement Account, if applicable, shall be determined in accordance with the provisions of Section 6.1(b)."

            FOURTH: Section 6.1(b) of the Plan is amended by changing sentence 3 and deleting sentence 4 to read in its entirety as follows:

                        "(b) Termination of Employment. Upon a Participant's
            termination of employment with the Employer, either voluntarily or involuntarily, prior to his Normal Retirement Age (other than by reason of death, or early or Disability retirement) he shall be entitled to 100% of the value of his Deferral Election Account, his Matching Contribution Account, and his Rollover Contribution, if any. A Retirement Participant shall also be entitled to 100% of the value of his Retirement Account, if, as of the date of his termination, he has completed 5 Years of Service. If such Retirement Participant has not completed 5 Years of Service he shall forfeit the entire amount outstanding to his credit in his Retirement Account as of the last day of the Plan Year in which he terminates employment. The value of all Accounts shall be determined and payable in accordance with the provisions of Sections 5.2, 5.3 and
            6.5. Amounts forfeited in any Plan Year pursuant to this Section 6.1(b) shall be applied to reduce Matching Contributions made pursuant to Section 4.2(b) for such Plan Year."


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            FIFTH: The provisions of this Amendment No. 13 shall be effective as of January 1, 2001.

            IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 13th day of November, 2000.


                                                AMETEK, Inc.

                                                By: /s/ Donna F. Winquist
                                                    ---------------------------

Attest:


/s/ Kathryn E. Londra
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